As filed with the U.S. Securities and Exchange Commission on March 2, 2016

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3306718 (I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, MD 20814

(240) 497-9024

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Linda F. Powers

Chief Executive Officer

Northwest Biotherapeutics, Inc.

4800 Montgomery Lane, Suite 800

Bethesda, MD 20814

(240) 497-9024

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Telephone (212) 519-5109

Facsimile (212) 245-3009

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-207976

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)(2)	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock	-	-	-	-
Preferred Stock	-	-	-	-
Debt Securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured)	-	-	-	-
Warrants	-	-	-	-
Units	-	-	-	-
Total for sale by Registrant	$6,700,000	100%	$6,700,000	$674.69	(3)

(1) Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) The Registrant previously registered securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, with an aggregate offering price of $150,000,000 on a Registration Statement on Form S-3 (File No. 333-207976) filed by the Company on November 13, 2015, as amended on December 14, 2015, and declared effective by the Securities and Exchange Commission on December 22, 2015 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities, including common stock, preferred stock, debt securities, warrants and units comprised of same having a proposed maximum aggregate offering price of $6,700,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed that registered under such registration statements.

(3) The securities registered hereunder include such indeterminate number of shares of common stock of the Registrant as may be issued upon exercise of warrants registered hereunder. Separate consideration may or may not be received for the shares of common stock issuable upon such exercise. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.

(4) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act based on the proposed maximum aggregate offering price of the additional $6,700,000 of securities registered on this registration statement.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to register an additional $6,700,000 of securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, of Northwest Biotherapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction IV of Form S-3. This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-207976), as amended, which was declared effective by the Commission on December 22, 2015, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith. The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering amount of securities registered under the Prior Registration Statement by $6,700,000.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 2nd day of March, 2016.

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Linda F. Powers
Name: Linda F. Powers
Title: President, Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda F. Powers as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, and any additional registration statement filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Linda F. Powers	President and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), Chairman of the Board of Directors	March 2, 2016
Linda F. Powers

/s/ Alton Boynton	Chief Scientific Officer and Secretary, Director	March 2, 2016
Alton Boynton

/s/ Robert A Farmer	Director	March 2, 2016
Robert A Farmer

/s/ Navid Malik	Director	March 2, 2016
Navid Malik

/s/ Jerry Jasinowski	Director	March 2, 2016
Jerry Jasinowski

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

*5.1	Opinion of Kane Kessler, P.C.

23.1	Consent of Kane Kessler, P.C. (included in Exhibit 5.1).

*23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on Page II-4 as part of the signature pages hereto).

*	Filed herewith.

II-1